Exhibit 3.8


                                 AMENDMENT NO. 1

                            DATED AS OF JUNE 18, 2003

                                      AMONG

                               RAVEN FUNDING LLC,
                             AS INITIAL BENEFICIARY,

                      PHH Vehicle Management Services, LLC,
                                 AS UTI TRUSTEE,

                                       AND

                            WILMINGTON TRUST COMPANY,
                               AS DELAWARE TRUSTEE

               TO AMENDED AND RESTATED ORIGINATION TRUST AGREEMENT

                            DATED AS OF JUNE 30, 1999


                               TABLE OF CONTENTS

                                                                                                                Page


SECTION 1. CERTAIN DEFINED TERMS..................................................................................1


SECTION 2. DIRECTION TO VMS.......................................................................................1


SECTION 3. AMENDMENT TO SECTION 5 OF ORIGINATION TRUST AGREEMENT..................................................1


SECTION 4. AMENDMENT TO SECTION 9 OF ORIGINATION TRUST AGREEMENT..................................................2


SECTION 5. REPRESENTATIONS AND WARRANTIES.........................................................................2

   Section 5.1 Affirmation of Representations and Warranties......................................................2
   Section 5.2 Due Authorization..................................................................................2
   Section 5.3 Binding Effect.....................................................................................3
   Section 5.4 No Consent.........................................................................................3


SECTION 6. CONDITIONS PRECEDENT...................................................................................3


SECTION 7. MISCELLANEOUS..........................................................................................3

   Section 7.1 Duplicate Originals................................................................................3
   Section 7.2 Ratification and Effect............................................................................3
   Section 7.3 GOVERNING LAW......................................................................................3
   Section 7.4 Headings...........................................................................................3
   Section 7.5 Counterparts.......................................................................................4
   Section 7.6 Severability of Provisions.........................................................................4

                                      (i)


     This AMENDMENT No. 1 (this "First Amendment"), dated as of June 18, 2003, to the Amended and Restated Origination Trust Agreement (the "Origination Trust Agreement"), dated as of June 30, 1999, among Raven Funding LLC ("SPV"), as Initial Beneficiary and Settlor, PHH Vehicle Management Services, LLC ("VMS"), as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee, is among SPV, as Initial Beneficiary, VMS, as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee. Terms used herein but not defined shall have the meaning set forth for such terms in the Origination Trust Agreement.

                              W I T N E S S E T H:

     WHEREAS,  pursuant to (i) Section 9.1 of the Origination  Trust  Agreement,
(ii) Section 14.1 of the Sold SUBI Supplement 1999-1A to Origination Trust Agreement, dated as of June 30, 1999, as amended as of October 28, 1999 (the "Sold SUBI Supplement 1999-1A), among SPV, VMS and Wilmington Trust Company and
(iii) Section 14.1 of the Sold SUBI Supplement 1999-1B to Origination Trust Agreement, dated as of June 30, 1999 (the "Sold SUBI Supplement 1999-1B), among SPV, VMS and Wilmington Trust Company, and subject to the terms and conditions of this First Amendment, SPV wishes to amend the Origination Trust Agreement as herein provided, and directs VMS to execute this First Amendment; and

     WHEREAS, the parties hereto have duly authorized the execution and delivery of this First Amendment.

     NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Origination Trust Agreement be amended and supplemented as follows:

          SECTION 1. CERTAIN DEFINED TERMS

     Certain capitalized terms used herein, and not defined herein, shall have the respective meanings assigned to such terms in the Origination Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          SECTION 2. DIRECTION TO VMS

     SPV directs VMS to enter into this First Amendment.

          SECTION 3. FIRST AMENDMENT TO SECTION 5 OF ORIGINATION TRUST AGREEMENT

     (a) Section 5.1(a) of the Origination Trust Agreement is hereby amended by renumbering the existing subsection (v) as section (vi) and adding the following new subsection (v) before the last "or" in that section:

     ", (v) the pledging of any Trust Assets or entering into any guaranty with limited recourse to any Trust Assets in connection with any Securitization of such Trust Assets, subject to the limitations of Section 3804(a) of the Business Trust Statute"

     (b) Section 5.1(b)(iii) of the Origination Trust Agreement is hereby amended and restated in its entirety by the following:

     "(iii) make loans or extend credit on behalf of the Trust (other than any extension of credit by the issuance of a guaranty with limited recourse to any Trust Assets in connection with any Securitization of such Trust Assets),"

     (c) Section 5.1(b)(ix) of the Origination Trust Agreement is hereby amended and restated in its entirety by the following:

     "(ix) except for the acquisition of Trust Assets and agreements relating to any Securitization, including the pledging of any Trust Assets and entering into any guaranty in connection with any Securitization of such Trust Assets, and activities ancillary thereto, enter into any agreements or contracts."

          SECTION 4. FIRST AMENDMENT TO SECTION 9 OF ORIGINATION TRUST AGREEMENT

     The second clause of Section 9.6(vi) of the Origination Trust Agreement is hereby amended and restated in its entirety as follows:

     "(ii) guarantee or otherwise become liable for any obligations of the Initial Beneficiary Group, except for the issuance of guarantees with limited recourse to any Trust Assets and the pledging of any Trust Assets in connection with any Securitization of such Trust Assets,"

          SECTION 5. REPRESENTATIONS AND WARRANTIES

     Each of SPV and VMS hereby represents and warrants, as follows, as of the date hereof:

          Section 5.1 Affirmation of Representations and Warranties

     Each representation and warranty of each of SPV and VMS set forth in the Origination Trust Agreement and in each other Transaction Document to which it is a party is true and correct as of the date of this First Amendment as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.

          Section 5.2 Due Authorization

     The execution, delivery and performance by each of SPV and VMS of this First Amendment (a) is within SPV's or VMS's power, as applicable, has been duly authorized by all necessary action and (b) does not contravene, or constitute a default under, any requirement of law or any provision of applicable law, its certificate of formation or the limited liability company agreement of each of SPV or VMS or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon each of SPV and VMS and or any of its properties. This First Amendment has been executed and delivered by a duly authorized officer or manager of each of SPV and VMS.

          Section 5.3 Binding Effect

     This First Amendment is a legal, valid and binding obligation of each of SPV and VMS and enforceable against each of SPV and VMS in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

          Section 5.4 No Consent

     No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this First Amendment or for the performance of any of SPV's or VMS's obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as were obtained by SPV or VMS prior to the date hereof.

          SECTION 6. CONDITIONS PRECEDENT

     This First Amendment shall become effective as of the date above first written and shall be binding on each of the parties hereto upon (i) the execution of this First Amendment, (ii) the effectiveness of the Guaranty, dated as of June 18, 2003, between the Trust, as Guarantor and JPMorgan Bank, as Indenture Trustee and (iii) the delivery of an Opinion of Counsel pursuant to
Section 9.1 of the Origination Trust Agreement, Section 14.1(e) of the Sold SUBI Supplement 1999-1A and Section 14.1(e) of the Sold SUBI Supplement 1999-1B.

          SECTION 7. MISCELLANEOUS

          Section 7.1 Duplicate Originals

     The parties may sign any number of copies of this First Amendment. One signed copy is enough to prove this First Amendment.

          Section 7.2 Ratification and Effect

     The Origination Trust Agreement, as amended and supplemented by this First Amendment, is in all respects ratified and confirmed, shall continue to be in full force and effect, and shall be read, taken and construed as one and the same instrument.

          Section 7.3 GOVERNING LAW

     THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

          Section 7.4 Headings

     The various headings in this First Amendment are for purposes of reference only and shall not affect the meaning or interpretation of any provision of this First Amendment.

          Section 7.5 Counterparts

     This First Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 7.6 Severability of Provisions

     If any one or more of the covenants, agreement, provisions or terms of this First Amendment shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this First Amendment and shall in no way affect the validity or enforceability of the other provisions of this First Amendment.

     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer or manager to execute and deliver this First Amendment as of the date first above written.



                              RAVEN FUNDING LLC, as Initial Beneficiary



                              By:  /s/  Duncan H. Cocroft
                                 -----------------------------------------------
                                  Title:  Manager

                              PHH VEHICLE MANAGEMENT SERVICES,
                                LLC, as UTI Trustee



                              By: /s/  Neil J. Cashen
                                ------------------------------------------------
                                  Title:  Executive Vice President and
                                          Chief Operating Officer

                              WILMINGTON TRUST COMPANY,
                                not  in  its   individual   capacity  but
                                solely  as Delaware Trustee



                              By: /s/  Jennifer A. Luce
                                 -----------------------------------------------
                                  Title:  Financial Services Officer

The foregoing First Amendment is hereby approved:



JPMORGAN CHASE BANK, as Indenture Trustee



By:  /s/  Connie Cho
   -------------------------------------------
     Title: Trust Officer



CHESAPEAKE FUNDING LLC, as Issuer



By:  /s/  Joseph W. Weikel
      -------------------------------------------
     Title: Manager